EXHIBIT 10.17

DIRECTOR AND OFFICER INDEMNIFICATION AGREEMENT

This Director and Officer Indemnification Agreement (this “Agreement”) is made as of this [•] day of [•], [•] (the “Effective Date”), by and between EVERTEC, Inc., a Puerto Rico corporation (the “Company”), and the indemnitee named on the signature page hereto (the “Indemnitee”).

RECITALS

WHEREAS, the Company desires to attract and retain the services of highly qualified individuals to act as directors and officers;

WHEREAS, the Company understands that, in order to attract and retain desirable directors and officers, the Company must provide such persons with adequate protection through indemnification against risks, expenses, claims and actions against them arising out of their service to, and activities on behalf of, the Company;

WHEREAS, the Company’s certificate of incorporation and bylaws each require that the Company indemnify the Company’s directors and officers to the fullest extent authorized by the General Corporations Law of the Commonwealth of Puerto Rico of 2009, as amended (“General Corporations Law”), under which the Company is incorporated, and such certificate of incorporation and bylaws expressly provide that the indemnification provided therein is not exclusive and contemplate that the Company may enter into separate agreements with its directors, officers and other persons to set forth specific indemnification provisions;

WHEREAS, in light of the fact that the certificate of incorporation and bylaws of the Company are subject to change and do not contain all the provisions and protections set forth in this Agreement, the Company has determined that the Indemnitee and other directors and officers of the Company may not be willing to serve or continue to serve in such capacities without additional protection;

WHEREAS, the Company desires and has requested the Indemnitee to serve or continue to serve as a director or officer of the Company, as the case may be, and has proffered this Agreement to the Indemnitee as an additional inducement to serve in such capacity; and

WHEREAS, the Indemnitee is willing to serve, or to continue to serve, as a director or officer of the Company, as the case may be, if the Indemnitee is furnished the indemnity provided for herein by the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Indemnitee do hereby covenant and agree as follows:

1.Definitions.

(a)“Change in Control” means, and shall be deemed to have occurred if, (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than (x) a trustee or other fiduciary holding securities under an employee benefit plan of the Company acting in such capacity or (y) a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the total voting power represented by the Company’s then outstanding voting stock, (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Agreement), and (x) individuals who at the beginning of such period constitute the Board of Directors of the Company (the “Board”), (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation other than a merger or consolidation that would result in the voting stock of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting stock of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting stock of the Company or such surviving entity outstanding immediately after such merger or consolidation or with the power to elect at least a majority of the board of directors or other governing body of the surviving entity, or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company (in one transaction or a series of related transactions) of all or substantially all of the Company’s assets.

(b)“Corporate Status” describes the status of a person who is serving or has served (i) as a director or officer of the Company, (ii) as a Company employee in a fiduciary capacity with respect to an employee benefit plan of the Company or (iii) as a director or officer of any other Entity at the request of the Company. For purposes of subsection (iii) of this Section (b), a director or officer of the Company who is serving or has served as a director or officer of a Subsidiary shall be deemed to be serving at the request of the Company.

(c)“Disinterested Director” means a director of the Company who (i) is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee and (ii) is determined to be “disinterested” under applicable Puerto Rico law.

(d)“Entity” shall mean any corporation, partnership (general or limited), limited liability company, joint venture, trust, employee benefit plan, company, foundation, non-profit entity, association, organization or other legal entity, other than the Company.

(e)“Expenses” shall be construed broadly to mean all direct and indirect fees of any type or nature whatsoever, costs and expenses incurred in connection with any Proceeding, including, without limitation, all attorneys’ fees and costs, disbursements and retainers (including, without limitation, any fees, disbursements and retainers incurred by the Indemnitee pursuant to Section 11 hereof), fees and disbursements of experts, witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, filing fees, transcript costs, fees of experts, travel expenses, duplicating, imaging, printing and binding costs, telephone and fax transmission charges, computer legal research costs, postage, delivery service fees, secretarial services, fees and expenses of third party vendors; the premium, security for, and other costs associated with any bond (including supersedeas or appeal bonds, injunction bonds, cost bonds, appraisal bonds or their equivalents), in each case incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding (including, without limitation, any judicial or arbitration Proceeding brought to enforce the Indemnitee’s rights under, or to recover damages for breach of, this Agreement), as well as all other “expenses” within the meaning of that term as used in Section 4.08 (14 L.P.R.A. § 3568) of the General Corporations Law, any federal, state, local, Commonwealth or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, Employment Retirement Income Security Act of 1974 (ERISA) excise taxes and penalties, and all other disbursements or expenses of types customarily and reasonably incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, actions, suits, or proceedings similar to or of the same type as the Proceeding with respect to which such disbursements or expenses were incurred. Expenses also shall include Expenses incurred in connection with any appeal resulting from any Proceeding.

(f)“Indemnifiable Expenses,” “Indemnifiable Liabilities” and “Indemnifiable Amounts” shall have the meanings ascribed to those terms in Section 3(a) hereof.

(g)“Independent Counsel” means a law firm, or a person admitted to practice law in any State of the United States or the Commonwealth of Puerto Rico, that is experienced in matters of corporation law and neither presently is, nor in the past three years has been, retained to represent: (i) the Company or the Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Agreement, or of other indemnities under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any law firm or person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(h)“Liabilities” shall be broadly construed to mean, without limitation, all judgments, damages, liabilities, losses, penalties, taxes, fines and amounts paid in settlement, in each case, of any type whatsoever, in connection with a Proceeding. References herein to “fines” shall include any excise tax assessed with respect to any employee benefit plan.

(i)“Proceeding” shall be construed broadly to mean, without limitation, any threatened, pending or completed claim, government, regulatory and self-regulatory action, suit, arbitration, mediation, alternate dispute resolution process, investigation (including any internal investigation), inquiry, administrative hearing, appeal, or any other actual, threatened or completed proceeding, whether brought in the right of the Company or otherwise and whether of a civil (including intentional or unintentional tort claims), criminal, administrative, arbitrative or investigative nature, whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 11 of this Agreement to enforce the Indemnitee’s rights hereunder.

(j)“Subsidiary” shall mean any Entity of which the Company owns (either directly or indirectly) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such Entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such Entity.

(k)References herein to a director of any other Entity shall include, in the case of any Entity that is not managed by a board of directors, such other position, such as manager or trustee or member of the board of managers or other governing body of such Entity, that entails responsibility for the management and direction of such Entity’s affairs, including, without limitation, the general partner of any partnership (general or limited) and the manager, managing member or board of managers of any limited liability company.

2.Services by the Indemnitee. In consideration of the Company’s covenants and commitments hereunder, the Indemnitee agrees to serve or continue to serve as either a director on the Board of Directors of the Company or as an officer, as applicable, so long as the Indemnitee is duly elected or appointed and until his or her successor has been duly elected and qualified or until his or her earlier death, disability, resignation, termination or other removal.

3.Agreement to Indemnify. The Company agrees to indemnify the Indemnitee to the fullest extent permitted, and in the manner permitted, by the General Corporations Law or other applicable law as in effect as of the date hereof or as such laws may, from time to time, be amended (but only if amended in a way that broadens the right to indemnification and advancement of expenses) as follows:

(a)Indemnification for Third Party Proceedings. Subject to the exceptions contained in Section 4(a) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in any Proceeding (other than an action initiated by the Company or initiated to protect the interests of the Company) by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Expenses and Liabilities incurred in a reasonable manner whether paid by the Indemnitee or on the Indemnitee’s behalf in connection with such a Proceeding (such Expenses and Liabilities are referred to herein as “Indemnifiable Expenses” and “Indemnifiable Liabilities,” respectively, and collectively as “Indemnifiable Amounts”). In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Amounts notwithstanding the payment obligation of such amounts by a third party to the Indemnitee.

(b)Indemnification in Derivative Actions and Direct Actions by the Company. Subject to the exceptions contained in Section 4(b) hereof, if the Indemnitee was or is a party to, threatened to be made a party to or otherwise involved in any capacity in any Proceeding initiated by the Company or initiated to protect the interests of the Company to procure a judgment in its favor by reason of the Indemnitee’s Corporate Status, the Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses. In addition, the Indemnitee’s Corporate Status may allow for indemnification under certain agreements containing indemnity provisions with another Entity or protections under the organization documents of such other Entity. In those instances, the Company shall remain wholly liable for making any indemnification payments for all Indemnifiable Expenses notwithstanding the payment obligation of such amounts by a third party to the Indemnitee.

(c)Other Indemnification Rights. Notwithstanding anything to the contrary contained in this Agreement, the Company hereby acknowledges that an Indemnitee may have certain rights to indemnification, insurance and/or advancement of expenses provided by one or more Entities who employ such Indemnitee or of which such Indemnitee is a partner or member or with such Entity’s respective affiliated investment funds, managed funds and management companies, if applicable, or such Entity’s respective affiliates (collectively, the “Secondary Indemnitors”). The Company hereby agrees (i) that it is the indemnitor of first resort—meaning that, its obligations under this Agreement are primary and any obligation of the Secondary Indemnitors to advance expenses and provide indemnification for the same expenses and liabilities incurred by any such Indemnitee are secondary, (ii) that it shall be required to advance the full amount of Indemnifiable Expenses incurred by any such Indemnitee and shall be liable for the full amount of any Indemnifiable Amounts to the extent legally permitted and as required by this Agreement, the certificate of incorporation, the bylaws or any other agreement between the Company and such Indemnitee, without regard to any rights that such Indemnitee may have against the Secondary Indemnitors and (iii) that it irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims that it has or may have against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Company further agrees that no advancement or payment by the Secondary Indemnitors shall affect the foregoing and that the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of any such Indemnitee against the Company. The Company and each Indemnitee agree that Secondary Indemnitors are express third-party beneficiaries of this Section 3(c). In furtherance and not in limitation of the foregoing, in the event that a Secondary Indemnitor (other than the Company or any of its Subsidiaries) pays, forwards or otherwise satisfies any Indemnifiable Amounts to the Indemnitee, such amounts shall be promptly reimbursed by the Company to such payor to the extent that such Indemnifiable Amounts were required to be paid by the Company to the Indemnitee pursuant to the terms of this Agreement.

(d)Employee Benefit Plans. For the avoidance of doubt, the indemnification rights and obligations contained herein shall extend to any Proceeding in which the Indemnitee was of is a party to, was or is threatened to be made a party to or was or is otherwise involved in any capacity in by reason of Indemnitee’s Corporate Status as a fiduciary capacity with respect to an employee benefit plan. In connection therewith, if the Indemnitee has acted in good faith and in a manner which appeared to be consistent with the best interests of the participants and beneficiaries of an employee benefit plan and not opposed thereto, the Indemnitee shall be deemed to have acted in a manner not opposed to the best interests of the Company.

4.Exceptions to Indemnification. The Indemnitee shall be entitled to indemnification under Section 3(a) and Section 3(b) hereof in all circumstances other than the following:

(a)Exceptions to Indemnification for Third Party Proceedings. If indemnification is requested under Section 3(a) and there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, (i) the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee deemed to be reasonable and consistent with the best interests of the Company and not opposed thereto or (ii) with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe that the Indemnitee’s conduct was unlawful, the Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder.

(b)Exceptions to Indemnification in Derivative Actions and Direct Actions by the Company. If indemnification is requested under Section 3(b) and (i) there has been a final non-appealable judgment by a court of competent jurisdiction that, in connection with the subject of the Proceeding out of which the claim for indemnification has arisen, the Indemnitee failed to act (x) in good faith and (y) in a manner the Indemnitee deemed to be reasonable and consistent with the best interests of the Company and not opposed thereto, the Indemnitee shall not be entitled to payment of Indemnifiable Expenses hereunder; or (ii) there has been a final non-appealable judgment by a court of competent jurisdiction that the Indemnitee is liable to the Company with respect to any claim, issue or matter involved in the Proceeding out of which the claim for indemnification has arisen, then no Indemnifiable Expenses shall be paid with respect to such claim, issue or matter unless, and only to the extent that, the court of competent jurisdiction in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such Indemnifiable Expenses which such court shall deem proper.

5.Procedure for Payment of Indemnifiable Amounts.

(a)Subject to Section 9, the Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Amounts for which the Indemnitee seeks payment under Section 3, Section 6, or Section 7 hereof and a short description of the basis for the claim. The Company shall pay such Indemnifiable Amounts to the Indemnitee within sixty (60) calendar days of receipt of the request. At the request of the Company, the Indemnitee shall furnish such documentation and information as are reasonably available to the Indemnitee and necessary to establish that the Indemnitee is entitled to indemnification hereunder.

(b)Upon written request by the Indemnitee for indemnification pursuant to the first sentence of Section 5(a) hereof, if required by applicable law and to the extent not otherwise provided pursuant to the terms of this Agreement, a determination with respect to the Indemnitee’s entitlement to indemnification shall be made in the specific case as follows: (i) if a Change in Control shall have occurred and if so requested in writing by the Indemnitee, by Independent Counsel in a written opinion to the Board; or (ii) if a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of this Section 5(b)), (A) by a majority vote of the disinterested directors, even though less than a quorum of the Board, or (B) by a committee of disinterested directors designated by majority vote of the disinterested directors, even though less than a quorum of the Board, (C) if there are no such disinterested directors, or if such disinterested directors so direct, by Independent Counsel in a written opinion to the Board, or (D) if a quorum of disinterested directors so directs, by the Company’s stockholders in accordance with applicable law. Notice in writing of any determination as to the Indemnitee’s entitlement to indemnification shall be delivered to the Indemnitee promptly after such determination is made, and if such determination of entitlement to indemnification has been made by Independent Counsel in a written opinion to the Board, then such notice shall be accompanied by a copy of such written opinion. If it is determined that the Indemnitee is entitled to indemnification, then payment to the Indemnitee of all amounts to which the Indemnitee is determined to be entitled (other than sums that were already advanced) shall be made within sixty (60) calendar days after such determination. If it is determined that the Indemnitee is not entitled to indemnification, then the written notice to the Indemnitee (or, if such determination has been made by Independent Counsel in a written opinion, the copy of such written opinion delivered to the Indemnitee) shall disclose the basis upon which such determination is based. The Indemnitee shall cooperate with the person, persons, or entity making the determination with respect to the Indemnitee’s entitlement to indemnification, including providing to such person, persons, or entity upon reasonable advance request any documentation or information that is not privileged or otherwise protected from disclosure and that is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification.

(c)If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, the Independent Counsel shall be selected as provided in this Section 5(c). If a Change in Control shall not have occurred (or if a Change in Control shall have occurred but the Indemnitee shall not have requested that indemnification be determined by Independent Counsel as provided in subpart (i) of Section 5(b)), then the Independent Counsel shall be selected by the Board, and the Company shall give written notice to the Indemnitee advising the Indemnitee of the identity of the Independent Counsel so selected. If a Change in Control shall have occurred and the Indemnitee shall have requested that indemnification be determined by Independent Counsel, then the Independent Counsel shall be selected by the Indemnitee (unless the Indemnitee shall request that such selection be made by the Board, in which case the preceding sentence shall apply), and the Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, the Indemnitee or the Company, as applicable, may, within thirty (30) calendar days after such written notice of selection has been given, deliver to the Company or to the Indemnitee, as the case may be, a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the law firm or person so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 hereof, and the objection shall set forth the basis of such assertion. Absent a proper and timely objection, the person so selected shall act as Independent Counsel. If such written objection is so made and substantiated, the law firm or person so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court of competent jurisdiction in the Commonwealth of Puerto Rico has determined that such objection is without merit. If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof and, following the expiration of sixty (60) calendar days after submission by the Indemnitee of a written request for indemnification pursuant to Section 5(a) hereof, Independent Counsel shall not have been selected, or an objection thereto has been made and not withdrawn, then either the Company or the Indemnitee may petition a court of competent jurisdiction in the Commonwealth of Puerto Rico for resolution of any objection that shall have been made by the Company or the Indemnitee to the other’s selection of Independent Counsel and/or for appointment as Independent Counsel of a law firm or person selected by such court (or selected by such person as the court shall designate), and the law firm or person with respect to whom all objections are so resolved or the law firm or person so appointed shall act as Independent Counsel under Section 5(b) hereof. Upon the due commencement of any Proceeding pursuant to Section 11(e) hereof, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing). If the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, then the Company agrees to pay the reasonable fees and expenses of such Independent Counsel and to fully indemnify and hold harmless such Independent Counsel against any and all expenses, claims, liabilities, and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

6.Indemnification for Expenses if the Indemnitee is Wholly or Partly Successful. Notwithstanding anything contained in this Agreement to the contrary, to the extent that the Indemnitee is or was, or is or was threatened to be made, by reason of the Indemnitee’s Corporate Status, a party to any Proceeding and the Indemnitee is successful (on the merits or otherwise) in defending all claims, issues and matters in such Proceeding, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection with the defense of such Proceeding. If the Indemnitee is successful (on the merits or otherwise) in defending one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify, hold harmless and exonerate the Indemnitee for that portion of the Expenses reasonably incurred in connection with defending those claims, issues or matters with respect to which the Indemnitee was successful in defending. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, shall be deemed to be a successful result as to such claim, issue or matter. Notwithstanding any of the foregoing, nothing herein shall be construed to limit the Indemnitee’s right to indemnification which he or she would otherwise be entitled to in accordance with Section 3 and Section 4 hereof, regardless of the Indemnitee’s success in a Proceeding.

7.Indemnification for Expenses as a Witness. Anything in this Agreement to the contrary notwithstanding, to the fullest extent permitted by applicable law, to the extent that the Indemnitee, by reason of the Indemnitee’s Corporate Status, is or was, or is or was threatened to be made, a witness in any Proceeding to which the Indemnitee is not a party, the Indemnitee shall be indemnified against all Indemnifiable Expenses incurred by the Indemnitee or on the Indemnitee’s behalf in connection therewith. To the extent permitted by applicable law, the Indemnitee shall be entitled to indemnification for Expenses incurred in connection with being or threatened to be made a witness, as provided in this Section 7, regardless of whether the Indemnitee met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

8.Agreement to Advance Expenses; Conditions. The Company shall pay to the Indemnitee all Indemnifiable Expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding to which the Indemnitee was or is a party or was or is otherwise involved or was or is threatened to be made a party to or was or is otherwise involved in any capacity in any Proceeding by reason of the Indemnitee’s Corporate Status, including a Proceeding by or in the right of the Company, in advance of the final disposition of such Proceeding. The Indemnitee hereby undertakes to repay the amount of Indemnifiable Expenses paid to the Indemnitee if it shall ultimately be determined by final judicial decision of a court of competent jurisdiction, from which decision there is no further right to appeal, that the Indemnitee is not entitled under this Agreement to, or is prohibited by applicable law from, indemnification with respect to such Indemnifiable Expenses. Any advances and undertakings to repay pursuant to this Section 8 shall be unsecured and interest free. Subject to the second sentence of this Section 8, the Indemnitee shall be entitled to advancement of Indemnifiable Expenses as provided in this Section 8 prior to the final resolution of any Proceeding and determination by or on behalf of the Company of whether the Indemnitee has not met the standards of conduct set forth in Sections 4(a) and 4(b) hereof.

9.Procedure for Advance Payment of Expenses. The Indemnitee shall submit to the Company a written request specifying in reasonable detail the Indemnifiable Expenses for which the Indemnitee seeks an advancement under Section 8 hereof, together with documentation reasonably evidencing that the Indemnitee has incurred such Indemnifiable Expenses. Payment of Indemnifiable Expenses under Section 8 hereof shall be made no later than sixty (60) calendar days after the Company’s receipt of such request.

10.Burden of Proof; Defenses; and Presumptions.

(a)In any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce rights to indemnification or to an advancement of Indemnifiable Expenses hereunder, or in any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), the burden shall be on the Company to prove that the Indemnitee is not entitled to be indemnified, or to such an advancement of Indemnifiable Expenses, as the case may be.

(b)It shall be a defense in any Proceeding pursuant to Section 11 hereof to enforce rights to indemnification under Section 3(a) or Section 3(b) hereof (but not in any Proceeding pursuant to Section 11 hereof to enforce a right to an advancement of Indemnifiable Expenses under Sections 8 and 9 hereof) that the Indemnitee has not met the standards of conduct set forth in Section 4(a) or Section 4(b) hereof, as the case may be, but the burden of proving such defense shall be on the Company. With respect to any Proceeding pursuant to Section 11 hereof brought by the Indemnitee to enforce a right to indemnification hereunder, or any Proceeding brought by the Company to recover an advancement of Indemnifiable Expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of such Proceeding that indemnification is proper in the circumstances because the Indemnitee has met the applicable standards of conduct, nor (ii) an actual determination by the Company (including by its directors or Independent Counsel) that the Indemnitee has not met such applicable standards of conduct, shall create a presumption that the Indemnitee has not met the applicable standards of conduct or, in the case of a Proceeding pursuant to Section 11 hereof brought by the Indemnitee seeking to enforce a right to indemnification, be a defense to such Proceeding.

(c)The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, adversely affect the right of the Indemnitee to indemnification hereunder or create a presumption that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal Proceeding, shall not create a presumption that the Indemnitee had reasonable cause to believe that his or her conduct was unlawful.

(d)For purposes of any determination of good faith, the Indemnitee shall be deemed to have acted in good faith if the Indemnitee’s action is reasonably based on the records or books of account of the Company or other Entity, including financial statements, or on information supplied to the Indemnitee by the officers of the Company or other Entity in the course of their duties, or on the advice of legal counsel for the Company or other Entity or on information or records given or reports made to the Company or other Entity by an independent certified public accountant or by an appraiser or other expert selected by the Company or other Entity. The provisions of this Section 10(d) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed or found to have met the applicable standard of conduct set forth in this Agreement.

(e)The knowledge and/or actions, or failure to act, of any other director, officer, agent, or employee of the Company or of another Entity shall not be imputed to the Indemnitee for purposes of determining the Indemnitee’s right to indemnification or advancement of Indemnifiable Expenses under this Agreement.

11.Remedies of the Indemnitees.

(a)Right to Petition Court. In the event that the Indemnitee makes a request for payment of Indemnifiable Amounts under Section 3 or Section 5 hereof or a request for an advancement of Indemnifiable Expenses under Sections 8 or 9 hereof and the Company fails to make such payment or advancement in a timely manner in accordance with the terms of this Agreement, the Indemnitee may petition a court to enforce the Company’s obligations under this Agreement.

(b)Expenses. The Company agrees to reimburse the Indemnitee in full for any Expenses actually incurred in a reasonable manner by the Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by the Indemnitee under Section 11(a) hereof; provided, however, that to the extent the Indemnitee is unsuccessful on the merits in such action then the Company shall have no obligation to reimburse the Indemnitee under this Section 11(b).

(c)Validity of Agreement. The Company shall be precluded from asserting in any Proceeding, including, without limitation, an action under Section 11(a) hereof, that the provisions of this Agreement are not valid, binding and enforceable or that there is insufficient consideration for this Agreement and shall stipulate in court that the Company is bound by all the provisions of this Agreement.

(d)Failure to Act Not a Defense. The failure of the Company (including its Board or any committee thereof, Independent Counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses under this Agreement shall not be a defense in any action brought under Section 11(a) hereof, and shall not create a presumption that such payment or advancement is not permissible.

(e)Entitlement to Indemnification; Independent Counsel. In the event that (i) a determination is made pursuant to Section 5 hereof that the Indemnitee is not entitled to indemnification under this Agreement, (ii) if the determination of entitlement to indemnification is not to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within sixty (60) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification, (iii) if the determination of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 5(b) hereof, no determination of entitlement to indemnification shall have been made pursuant to Section 5(b) hereof within (A) eighty (80) calendar days after receipt by the Company of the Indemnitee’s written request for indemnification or (B) if an objection to the selection of such Independent Counsel has been made and substantiated and not withdrawn, seventy (70) calendar days after a court of competent jurisdiction in the Commonwealth of Puerto Rico (or such person appointed by such court to make such determination) has determined or appointed the person to act as Independent Counsel pursuant to Section 5(b) hereof, (iv) payment of Indemnified Amounts payable pursuant to Section 6 or Section 7 hereof is not made within sixty (60) calendar days after receipt by the Company of a written request therefor, or (v) payment of Indemnified Amounts payable pursuant to Section 6 or Section 7 hereof is not made within sixty (60) calendar days after a determination has been made pursuant to Section 5(b) hereof that the Indemnitee is entitled to indemnification, then in each instance described in clauses (i) through (v), the Indemnitee shall be entitled to seek an adjudication by a court of competent jurisdiction in the Commonwealth of Puerto Rico of the Indemnitee’s entitlement to such indemnification or advancement of Indemnifiable Expenses.

(f)Not Prejudiced by Adverse Determination. In the event that a determination shall have been made pursuant to Section 5(b) hereof that the Indemnitee is not entitled to indemnification, any Proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the Indemnitee shall not be prejudiced by reason of that adverse determination.

12.Settlement of Proceedings.

(a)The Indemnitee agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which Indemnitee has sought indemnification hereunder without the Company’s prior written consent, which consent will not be unreasonably withheld, conditioned or delayed unless such settlement, compromise or consent respecting such Proceeding includes an unconditional release of the Company and does not (i) require or impose any injunctive or other non-monetary remedy on the Company or its affiliates, (ii) require or impose an admission or consent as to any wrongdoing by the Company or its affiliates, or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Company or its affiliates.

(b)The Company agrees that it will not settle, compromise or consent to the entry of any judgment as to the Indemnitee in any pending or threatened Proceeding (whether or not the Indemnitee is an actual or potential party to such Proceeding) in which the Indemnitee has sought indemnification hereunder without the Indemnitee’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed unless such settlement, compromise or consent includes an unconditional release of the Indemnitee and does not (i) require or impose any injunctive or other non-monetary remedy on the Indemnitee, (ii) require or impose an admission or consent as to any wrongdoing by the Indemnitee or (iii) otherwise result in a direct or indirect payment by or monetary cost to the Indemnitee personally (as opposed to a payment to be made or cost to be paid by the Company on the Indemnitee’s behalf).

13.Notice by the Indemnitee. The Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, complaint, indictment, information, or other document relating to any Proceeding which could reasonably be expected to result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify the Indemnitee from the right to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses.

14.Representations and Warranties of the Company. The Company hereby represents and warrants to the Indemnitee as follows:

(a)Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by equitable principles and applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

(c)No Conflicts. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, does not, and the Company’s performance of its obligations under the Agreement will not, violate the Company’s certificate of incorporation, bylaws, other agreements to which the Company is a party to or applicable law.

(d)Insurance. The Company shall, if commercially reasonable, obtain and maintain a policy or policies of insurance with reputable insurance companies providing the Company’s directors and officers with coverage for losses from wrongful acts, or to ensure the Company’s performance of its indemnification obligations under this Agreement. The Company shall use its best efforts to cause the Indemnitee, at the Company’s expense, to be covered by such insurance policies or policies providing liability insurance for directors or officers of the Company or of any Subsidiary, if any, in accordance with its or their terms to the same extent as provided to any then-current director or officer of the Company or any Subsidiary under such policy or policies.

15.Contract Rights Not Exclusive; Subrogation. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights that the Indemnitee may have at any time under applicable law, the Company’s bylaws or certificate of incorporation, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in the Indemnitee’s official capacity and as to action in any other capacity as a result of the Indemnitee’s serving in a Corporate Status. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy, given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy. In the event of any payment to or on behalf of the Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

16.Successors. This Agreement (a) shall be binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) shall inure to the benefit of the heirs, personal representatives, executors and administrators of the Indemnitee. This Agreement shall continue for the benefit of the Indemnitee and such heirs, personal representatives, executors and administrators after the Indemnitee has ceased to have Corporate Status.

17.Change in Law. To the extent that a change in Puerto Rico law (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the bylaws of the Company and this Agreement, the Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but only to the extent such amendment permits the Indemnitee to broader indemnification and advancement rights other than Puerto Rico law permitted prior to the adoption of such amendment.

18.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

19.Modifications and Waiver. Except as provided in Section 17 hereof with respect to changes in Puerto Rico law which broaden the right of the Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, and no single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, shall preclude any other or further exercise thereof or the exercise of any other right or power.

20.General Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

If to the Indemnitee, to the address specified by the Indemnitee, from time to time.

If to the Company, to:
Evertec, Inc.
Road 176, Kilometer 1.3 Cupey
San Juan, Puerto Rico 00926
Attention: General Counsel

or to such other address as may have been furnished in the same manner by any party to the others.

21.Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever other than any of those set forth in Section 4 hereof, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

22.Governing Law. This Agreement shall be exclusively governed by and construed and enforced under the laws of the Commonwealth of Puerto Rico without giving effect to the provisions thereof relating to conflicts of law of such state.

23.Consent to Jurisdiction.

(a)Each of the Company and the Indemnitee hereby irrevocably and unconditionally (i) agrees and consents to the exclusive jurisdiction of the courts of the state and federal courts of the State of Delaware and the Commonwealth of Puerto Rico (each, a “Chosen Court”) for all purposes in connection with any action, suit, or proceeding that arises out of or relates to this Agreement and agrees that any such action instituted under this Agreement shall be brought only in one of the Chosen Courts; (ii) consents to submit to the exclusive jurisdiction of the Chosen Courts for purposes of any action or proceeding arising out of or in connection with this Agreement; (iii) waives any objection to the laying of venue of any such action or proceeding in any of the Chosen Courts; and (iv) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in any of the Chosen Courts has been brought in an improper or otherwise inconvenient forum.

(b)Each of the Company and the Indemnitee hereby consents to service of any summons and complaint and any other process that may be served in any action, suit, or proceeding arising out of or relating to this Agreement in any of the Chosen Courts by mailing by certified or registered mail, with postage prepaid, copies of such process to such party at its address for receiving notice pursuant to Section 20 hereof. Nothing herein shall preclude service of process by any other means permitted by applicable law.

24.Counterparts. This Agreement may be executed in one or more counterparts (including by PDF or facsimile), each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

25.Headings. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

26.Effective Date. The provisions of this Agreement shall cover claims, actions, suits or proceedings whether now pending or hereafter commenced and shall be retroactive to cover acts or omissions or alleged acts or omissions which have taken place between the date when the Indemnitee was duly elected or appointed as a director or officer of the Company and the Effective Date of this Agreement.

27.Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings and negotiations, written and oral, between the parties with respect to the subject matter of this Agreement, provided, however, that this Agreement is supplement to and in furtherance of the Company’s certificate of incorporation, bylaws, the General Corporations Law and any other applicable law, and shall not be deemed a substitute therefor, and does not diminish or abrogate any rights of the Indemnitee thereunder.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

EVERTEC, INC. ______________________________________ Morgan M. Schuessler President & Chief Executive Officer	INDEMNITEE ______________________________________ [•] Director